EXHIBIT 4.20

                                                                  EXECUTION COPY

                           THIRD AMENDMENT AND WAIVER

      THIRD AMENDMENT AND WAIVER, dated as of January 19, 1999 (this "THIRD AMENDMENT"), to the amended and Restated Credit Agreement (as amended, supplemented or otherwise modified from time to time), dated as of May 22, 1998 (the "CREDIT AGREEMENT"), among The Meridian Resource Corporation, a Texas corporation (the "BORROWER"), the several lenders from time to time parties thereto (the "LENDERS"), The Chase Manhattan Bank, as the Administrative Agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), Toronto Dominion (Texas), Inc. and MeesPierson N.V., as co-arrangers (each in such capacity, a "CO-ARRANGER"), and Toronto Dominion (Texas), Inc., as a documentation agent (in such capacity, the "DOCUMENTATION AGENT").

                              W I T N E S S E T H:

      WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;

      WHEREAS, the Borrower, EEX Corporation, a Texas corporation ("PARENT") and an affiliate of Parent (Parent and its affiliate collectively referred to herein as "EEX"), shall have entered into a Like-Kind Exchange Agreement (as amended, supplemented or otherwise modified from time to time), to be dated effective as of August 1, 1998 (the "EXCHANGE AGREEMENT"), pursuant to which (i) the Borrower and Cairn Energy USA, Inc. ("CAIRN") shall release to EEX their 37.5 percent working interest in and to the OCS leases covering the offshore blocks and the producing wells located in the Cameron Block 349 Field (the "EAST CAMERON BLOCKS") as described in Annex A attached hereto and (ii) the Borrower and Cairn shall acquire from EEX the onshore properties as described in Annex B attached hereto (the "EXCHANGED LOUISIANA PROPERTIES");

      WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders have agreed, upon consummation of the EEX Exchange Transaction (as hereinafter defined), to release the existing lien affecting the East Cameron Blocks as described in Annex A attached hereto:

      WHEREAS, the Borrower has agreed, upon consummation of the EEX Exchange Transaction, to amend the Mortgage to include the Exchanged Louisiana Properties as described in Annex B attached hereto, effective to create a first priority lien on such properties; and

      WHEREAS, the Borrower has requested and the Administrative Agent and the Lenders agree to waive compliance with certain provisions of the Credit Agreement upon the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby agree as follows:
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      1. DEFINED TERMS. Terms defined in the Credit Agreement and used herein shall, unless otherwise indicated, have the meanings given to them in the Credit Agreement.

      2. AMENDMENTS TO SUBSECTION 1.1 OF THE CREDIT AGREEMENT. (a) Subsection
1.1 of the Credit Agreement is hereby amended by adding thereto the following new definitions in alphabetical order:

            "EAST CAMERON BLOCKS": the offshore properties as described in Annex A attached hereto.

            "EEX": EEX Corporation, a Texas corporation and an affiliate thereof, both parties to the Exchange Agreement.

            "EEX EXCHANGE TRANSACTION": the exchange of property between EEX and the Borrower pursuant to the Exchange Agreement.

            "EXCHANGE AGREEMENT": the Like-Kind Exchange Agreement (as amended, supplemented or otherwise modified from time to time), to be entered into between EEX and the borrower, to be dated effective as of August 1, 1998, the material terms of which are described on Annex D attached hereto.

            "EXCHANGED LOUISIANA PROPERTIES": the onshore properties as described in Annex B attached hereto.

            "EXCHANGED LOUISIANA PROPERTIES MORTGAGE": the mortgages and deeds of trust on Oil and Gas Properties consisting of the Exchanged Louisiana Properties which is the collateral described in Annex B, substantially in the form of Exhibit L attached hereto as Annex C to supplement the Existing Mortgage as amended by the Mortgage Amendment and the Second Mortgage Amendment, as the same may be amended, supplemented or otherwise modified from time to time.

      3. WAIVER OF SUBSECTION 8.6(D) OF THE CREDIT AGREEMENT. The Administrative Agent and the Required Lenders hereby waive compliance with the provisions of
Section 8.6(d) of the Credit Agreement (and any Default or Event of Default resulting therefrom) resulting solely from the EEX Exchange Transaction; PROVIDED that, on or prior to the consummation of the EEX Exchange Transaction,
(a) the EEX Exchange Transaction shall have been consummated on the terms outlined on Annex D attached hereto, (b) the Borrower shall have granted to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in the Exchanged Louisiana Properties, (c) the Borrower shall apply any cash amount or equalization payment it receives from EEX towards prepayment of the Loan and (d) until the March '99 Redetermination, the Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests) pursuant to subsection 8.6(d) of the Credit Agreement.
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      4. RELEASE OF EAST CAMERON BLOCKS; ADDITION OF EXCHANGED LOUISIANA
PROPERTIES. (a) The Administrative Agent and the Required Lenders hereby acknowledge and agree that upon the consummation of the EEX Exchange Transaction, (i) the liens and security interests of the Administrative Agent and the Lenders covering the East Cameron Blocks shall be deemed automatically released, extinguished and discharged, and (ii) the Administrative Agent shall execute such instruments as the Borrower may reasonably request to release such security interest in the East Cameron Block which is the collateral described in Annex A.

      (b) The Borrower hereby acknowledges and agrees that upon consummation of the EEX Exchange Transaction, (i) the Borrower shall grant to the Administrative Agent for the ratable benefit of the Lenders a first priority security interest in the Exchanged Louisiana Properties and (ii) the Borrower shall execute such instruments as the Administrative Agent may reasonably request to create such a security interest in the Exchanged Louisiana Properties which is the collateral described in Annex B.

      5. ADDITION OF ANNEX A, ANNEX B AND EXHIBIT L TO THE CREDIT Agreement. The Credit Agreement is hereby amended and supplemented by (i) adding thereto Annex A and B attached hereto and (ii) adding thereto a new Exhibit L (the Exchanged Louisiana Properties mortgage) attached hereto as Annex C.

      6. CONDITIONS TO EFFECTIVENESS. The amendments and waivers provided for in this Third Amendment shall become effective on the date (the "THIRD AMENDMENT EFFECTIVE DATE") upon which the following conditions precedent are satisfied and the Administrative Agent notifies the Borrower and the Lenders of the occurrence of the third Amendment Effective Date:

            (a) the Administrative Agent shall have received counterparts of this Third Amendment, duly executed by the Borrower and the Required Lenders.

            (b) the Administrative Agent shall have received counterparts of the Acknowledgment and Consent, duly executed by the Guarantors attached hereto:

            (c) the Administrative Agent shall have received the Exchanged Louisiana Properties Mortgage, executed and delivered by a duly authorized officer of each Loan Party thereto:

            (d) the Administrative Agent shall have received all fees and expenses required to be paid on or before the Third Amendment Effective
      Date:

            (e) the Administrative Agent shall have received a legal opinion of counsel to the Borrower and special Louisiana counsel to the Administrative Agent in form and substances satisfactory to the Administrative Agent;

            (f) the Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each
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      applicable Loan party authorizing the execution, delivery and performance of (i) this Third Amendment, (ii) the Exchanged Louisiana Properties Mortgage and (iii) the Exchange Agreement, certified by its Secretary or Assistant Secretary as of the third Amendment Effective Date, which certificate shall state that the resolution thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate; and

            (g) the Administrative Agent shall be satisfied as to the title of the Exchanged Louisiana Properties.

      7. REPRESENTATIONS AND WARRANTIES. The Borrower as of the date hereof and after giving effect to the amendments contained herein, hereby (a) represents and warrants to the Administrative Agent and each Lender that the list of additional properties described in (i) Annex A attached hereto, (ii) Annex B attached hereto and (iii) the Exchanged Louisiana Properties Mortgage attached hereto as Annex C on the date hereof is true and complete and (b) confirms, reaffirms and restates that (i) representations and warranties made by it in
Section 5 of the Credit Agreement are true and correct on and as of the date hereof (except to the extent such representations and warranties are stated to relate to a specific earlier date) and (ii) no Default or Event of Default has occurred and is continuing on the date hereof; PROVIDED, that each reference to the Credit Agreement herein shall be deemed to be a reference to the Credit Agreement after giving effect to this Third Amendment.

      8. PAYMENT OF EXPENSES. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

      9. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS; LIMITED EFFECT. On and after the date hereof and the satisfaction of the conditions contained in
Section 7 of this Third Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Third Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provisions of any of the Loan Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Loan Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

      10. COUNTERPARTS. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective for all purposes hereof.
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      11. SEVERABILITY. Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      12. INTEGRATION. This Third Amendment and the other Loan Documents represent the agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

      13. GOVERNING LAW. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                 [Remainder of Page Intentionally Left Blank]
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            IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Amendment to be duly executed and delivered by their respective proper and duly authorized officer as of the day and year first above written.

                              THE MERIDIAN RESOURCE CORPORATION



                              By:/s/ P. RICHARD GESSINGER
                              Name:  P. Richard Gessinger
                              Title: Executive Vice President


                              THE CHASE MANHATTAN BANK, as
                                Administrative Agent, Issuing Lender and as a Lender


                              By:/s/ STEVEN WOOD
                              Name:  Steven Wood
                              Title: Vice President


                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                as a Lender


                              By:/s/ CAN'T READ THIS NAME
                              Name:  Can't read this name
                              Title: Vice President

                              MEES PIERSON, as a Lender

                              By:/s/ DARRELL W. HOLLEY
                              Name:  Darrell W. Holley
                              Title: Senior Vice President


                              By:/s/ DEIRDRE M. SANBORN
                              Name:  Deirdre M. Sanborn
                              Title: Assistant Vice President


                              NATIONSBANK, N.A., as a Lender


                              By:/s/ JAMES R. ALLRED
                              Name:  James R. Allred
                              Title: Managing Director


                              SOCIETE GENERALE, SOUTHWEST AGENCY, as a Lender


                              By:/s/ PAUL S. CARVER
                              Name:  Paul S. Carver
                              Title: Managing Director


                              TORONTO DOMINION (TEXAS), INC., as Arranger,
                                Documentation Agent and as a Lender


                              By:/s/ AZAR S. AZARPOUR
                              Name:  Azar S. Azarpour
                              Title: Vice President